UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2013

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2013, Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) and Robert P. Jornayvaz III, our Executive Chairman of the Board, entered into a Second Amendment to Employment Agreement (the “Amendment”). The Amendment amends the Amended and Restated Employment Agreement, dated as of May 19, 2010, and amended as of February 23, 2011, between us and Mr. Jornayvaz (the “Employment Agreement”). The Amendment extends the fixed term of the Employment Agreement by three years to April 18, 2016. All terms and provisions of the Employment Agreement other than those relating to its term remain as described under Item 1.01 of our Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on May 19, 2010.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated as of February 14, 2013, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: February 19, 2013	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated as of February 14, 2013, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III